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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2002


   ---------------------------------------------------------------------------------------
      Commission       Exact Name of Registrant as       States of           I.R.S.
      File Number     Specified in its Charter and     Incorporation        Employer
                      Principal Office Address and                       Identification
                            Telephone Number                                 Number
   ---------------------------------------------------------------------------------------
        1-16681       The Laclede Group, Inc.          Missouri          74-2976504
                      720 Olive Street
                      St. Louis, MO  63101
                      314-342-0500
   ---------------------------------------------------------------------------------------
        1-1822        Laclede Gas Company              Missouri          43-0368139
                      720 Olive Street
                      St. Louis, MO  63101
                      314-342-0500
   ---------------------------------------------------------------------------------------



                                    NONE
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        (Former name or former address, if changed since last report)




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Item 5.           Other Events

Updates on Regulatory and Legal Proceedings

         As previously disclosed, Laclede Gas Company was named a defendant in a lawsuit in the Circuit Court of the City of St. Louis, Missouri, Ronald
J. Johnson vs. Laclede Gas Company, alleging that a class of persons residing in homes provided natural gas by Laclede Gas through direct buried copper service lines have, among other things, suffered diminution in property values and annoyance and discomfort due to residing in homes served by such allegedly corroded lines. The Missouri Public Service Commission ("MoPSC") filed a motion to intervene and a motion to strike plaintiff's prayer for injunctive relief and to stay matters within the primary jurisdiction of the MoPSC. The Circuit Court subsequently granted the MoPSC's request for intervention. Laclede Gas filed a motion to dismiss that urged, among other things, the exclusive jurisdiction of the MoPSC as to gas safety matters generally and the direct buried copper service replacement program in particular. The Circuit Court granted Laclede Gas' motion to dismiss the lawsuit on February 22, 2002. The plaintiff did not file an amended petition within the time granted by the Court but filed an appeal on April 3, 2002. On May 13, 2002, the plaintiff dismissed his appeal.

         On March 15, 2002, the Staff of the MoPSC filed its recommendation in a proceeding established to review Laclede Gas' gas costs for fiscal 2000. In its recommendation, the Staff proposed to disallow the recovery of approximately $2.6 million in gas costs on the alleged grounds that Laclede Gas had slightly more transportation capacity than it needed to serve its customers. On May 7, 2002, the Staff revised its recommendation so as to note that although it does not agree with some of Laclede Gas' assumptions, Laclede Gas and the Staff's estimated requirements were fairly close and it no longer proposed to disallow the $2.6 million in gas costs.

         Laclede Gas had a Gas Supply Incentive Plan ("GSIP") through September 30, 2001. Under the GSIP, Laclede Gas shared with its customers certain gains and losses related to the acquisition and management of its gas supply assets but retained all income resulting from sales made outside its traditional service area. These activities continued to provide benefits to both Laclede Gas' customer and shareholders. Overall cost savings for Laclede Gas and its customers were $40.4 million in 2001, $28.9 million in 2000, and $28.4 million in 1999. These efforts resulted in pre-tax income to shareholders of $10.0 million in 2001, $9.6 million in 2000 and $5.4 million in 1999. On November 17, 2000, Laclede Gas filed a proposal with the MoPSC to extend, add a fixed price component and make other modifications to the GSIP. On September 20, 2001, the MoPSC, with one dissent, ruled that the GSIP should be allowed to expire. Laclede Gas requested clarification and rehearing, which the Commission denied. However, pursuant to the settlement of its 2001 rate case, the MoPSC authorized Laclede Gas to retain, effective December 1, 2001, all income from the release of pipeline capacity. Laclede Gas filed a petition for judicial review of the MoPSC's decision along with a motion requesting a stay of the MoPSC's decision. On May 13, 2002 the Court denied the request for a stay. The appeal of the MoPSC's decision remains pending.


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         Previously Laclede Gas Company appealed the MoPSC's decision in its
1999 rate case relative to the calculation of Laclede Gas' depreciation rates. The Circuit Court remanded the decision to the MoPSC based on inadequate findings of fact. The MoPSC upheld its previous order and Laclede Gas appealed this second order to the Court. On April 29, 2002, the Court ruled that the MoPSC's second order was lawful and reasonable. Laclede Gas intends to appeal the Circuit Court's decision to the Missouri Western District Court of Appeals.

Item 7.           Exhibits.

         See the Index to Exhibits.




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                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE LACLEDE GROUP, INC.
                                         (Registrant)



                                        By: /s/ Douglas H. Yaeger
                                            --------------------------------
                                            Douglas H. Yaeger
                                            Chairman of the Board, President
                                               And Chief Executive Officer



May 28, 2002
   (Date)




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                              Index to Exhibits


Exhibit No.
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3.1      Amendment to Articles of Incorporation of Laclede Gas Company,
         adopted October 1, 2001.

3.2 Amendment to Articles of Incorporation of Laclede Gas Company adopted January 18, 2002.

3.3 Restated Articles of Incorporation of Laclede Gas Company effective March 18, 2002.

3.4      Bylaws of Laclede Gas Company effective January 18, 2002.

3.5      Amendment to bylaws of The Laclede Group, Inc. adopted September
         27, 2001.

10.1     Loan Agreement between The Laclede Group and U.S. Bank National
         Association.